UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2005

Central Coast Bancorp
(Exact name of registrant as specified in its charter)

California	0-25418	77-0367061
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Main Street
Salinas, California    93901
(Address of principal executive offices including zip code)

(831) 422-6642
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Change in Registrant's Certifying Accountant.

On June 16, 2005, the Audit Committee of the Registrant's Board of Directors dismissed Deloitte & Touche LLP ("Deloitte") as the Registrant's independent certifying accountant. The Audit Committee's decision was ratified by the Board of Directors as a whole.

Deloitte's reports on the Registrant's consolidated financial statements for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recent fiscal years and the subsequent interim period through the date of Deloitte's dismissal, there were no disagreements between the Registrant and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

During the Registrant's two most recent fiscal years and the subsequent interim period through the date of Deloitte's dismissal there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Effective June 16, 2005, the Registrant selected Perry-Smith LLP as its new independent registered public accounting firm. During the two most recent years and the subsequent interim period to the date hereof, the Registrant did not consult with Perry-Smith LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

(C) Exhibits

16.1	Letter from Deloitte & Touche LLP regarding change in certifying accountant
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2005	CENTRAL COAST BANCORP
By: /s/ ROBERT STANBERRY Robert Stanberry Senior Vice President and Chief Financial Officer

Index to Exhibits
Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP regarding change in certifying accountant